Exhibit 5.1

May 4, 2018

NRG Yield, Inc.
804 Carnegie Center
Princeton, New Jersey 08540

RE: NRG Yield, Inc.

Ladies and Gentlemen:

We have acted as counsel to NRG Yield, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement, dated May 4, 2018 (the “Prospectus Supplement”), relating to the offering by the Company of shares of the Company’s Class C common stock, par value $0.01 per share (“Class C Common Stock”) having an aggregate gross sales price to the public of up to $99,309,116 (the “Shares”), which Shares are registered under the Registration Statement on Form S-3 (File No. 333-224684) filed on May 4, 2018 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Shares are to be sold by the Company pursuant to an Equity Distribution Agreement dated August 9, 2016 (the “Distribution Agreement”) entered into by and among the Company, NRG Yield LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 9, 2016. Capitalized terms not otherwise defined herein shall have the meaning given in the Distribution Agreement.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company; (ii) the Third Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) the Prospectus Supplement; (vi) the Distribution Agreement; (vii) such other corporate records, agreements, documents and instruments; and (viii) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion

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that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued and sold by the Company pursuant to the Distribution Agreement have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement and the Prospectus Supplement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP